As filed with the Securities and Exchange Commission on June 7, 2011
Registration No. 333-____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________

COMMTOUCH SOFTWARE LTD.
(Exact name of registrant as specified in its charter)

	Israel (State or other jurisdiction of incorporation or organization)	Not applicable (I.R.S. Employer Identification No.)

	4A Hazaron Street Poleg Industrial Park, P.O. Box 8511 Netanya, 42504, Israel (Address of principal executive offices)	N/A (Zip Code)
Amended and Restated Commtouch Software Ltd. 1999 Nonemployee Directors Stock Option Plan, Amended and Restated Israeli Share Option Plan and 2006 U.S. Stock Option Plan
(Full title of the plans)
Ron Ela Commtouch Inc. 292 Gibraltar Drive, Suite 107 Sunnyvale, California 94089 (Name and Agent for Service)
(650) 864-2000 (Telephone Number, Including Area Code, of Agent for Service)
Copies to:
Gary Davis VP, General Counsel & Secretary Commtouch Inc. 292 Gibraltar Drive, Suite 107 Sunnyvale, California 94089 Tel: (650) 864-2000 Fax: (650) 864-2006	Aaron M. Lampert Naschitz, Brandes & Co. 5 Tuval Street Tel Aviv 67897 Israel Tel: 972-3-623-5000 Fax: 972-3-623-5005	Howard E. Berkenblit Z.A.G/S&W LLP One Post Office Square Boston, MA 02109 Tel: (617) 338-2800 Fax: (617) 338-2880

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act

Large accelerated filer ☐     Accelerated filer ☐     Non-accelerated filer ☒  (do not check if smaller reporting company)     Smaller Reporting Company☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Ordinary Shares Issuable Under the Amended and Restated Commtouch Software Ltd. 1999 Nonemployee Directors Stock Option Plan, Amended and Restated Israeli Share Option Plan and 2006 U.S. Stock Option Plan, NIS 0.15 Nominal Value	1,500,000	$3.395	$5,092,500	$591.24

(1)
Pursuant to Rule 416(a) and (b) under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional ordinary shares which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction which results in an increase in the number of the outstanding ordinary shares.  Pursuant to General Instruction E of Form S-8, the contents of Registration Statement No. 333-94995 (filed January 20, 2000), Registration No. 333-65532 (filed July 20, 2001), Registration No. 333-141177 (filed March 9, 2007), Registration No. 333-151929 (filed June 25, 2008) and Registration No. 333-162104 (filed September 24, 2009) are incorporated by reference.  The shares registered hereby may be issued under any of the three plans indicated, in any combination, not to exceed 1,500,000 shares in the aggregate under all three plans.

(2)
The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the amount of the registration fee on the basis of the average of the high and low prices as reported for an ordinary share on the Nasdaq Capital Market on June 6, 2011 pursuant to Rule 457(h)(1) and 457(c).

____________________

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

______________

Pursuant to Rule 429 of the General Rules and Regulations under the Securities Act, the prospectuses that are a part of this Registration Statement will be used in connection with the offer and sale of Ordinary Shares of the Registrant previously registered under the Registrant’s Registration Statements on Form S-8 (Registration Nos. 333-94995, 333-65532, 333-141177, 333-151929 and 333-162104).

EXPLANATORY NOTE

We are filing this Registration Statement on Form S-8 to register an additional 1,500,000 Ordinary Shares for issuance under the Commtouch Software Ltd. Amended and Restated Israeli Share Option Plan, the Commtouch Software Ltd. 2006 U.S. Stock Option Plan and the Amended and Restated Commtouch Software Ltd. 1999 Nonemployee Directors Stock Option Plan.

In accordance with General Instruction E of Form S-8, the contents of the Registrant’s Registration Statements on Form S-8 (Registration No. 333-94995 (filed January 20, 2000), Registration No. 333-65532 (filed July 20, 2001), Registration No. 333-141177 (filed March 9, 2007), Registration No. 333-151929 (filed June 25, 2008) and Registration No. 333-162104 (filed September 24, 2009)) are incorporated herein by reference and the information required by Part II is omitted, except as supplemented by the information set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference in this Registration Statement:

(a)      Our Annual Report on Form 20-F for the fiscal year ended December 31, 2010;

(b)      Our report on Form 6-K furnished on May 5, 2011, containing the Registrant’s press release of May 4, 2011 covering financial results of the Registrant for the first quarter of 2011 (excluding all financial information not prepared in accordance with US generally accepted accounting principles (GAAP), identified as Non-GAAP financial information or measures); and

(c)      The description of our ordinary shares contained in the registration statement on Form 8-A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as filed with the Commission on June 25, 1999, and any subsequent amendment or report filed for the purpose of updating this description.

In addition, all subsequent annual reports filed on Form 20-F prior to the termination of this offering are incorporated by reference into this registration statement.  Also, we may incorporate by reference our future reports on Form 6-K by stating in those Forms that they are being incorporated by reference into this registration statement.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference into this registration statement and to be part hereof from the respective dates of filing of such documents.  Any statement contained in this registration statement or in a document incorporated by reference shall be deemed modified or superseded to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

 Item 8.  Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Articles of Association of the Registrant, incorporated by reference to Exhibit 1.2 to Annual Report on Form 20-F for the year ended December 31, 2007.

5.1	Opinion of Naschitz, Brandes & Co.

23.1	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global.

23.2	Consent of Naschitz, Brandes & Co. (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature page to this registration statement).

99.1	Amended and Restated Commtouch Software Ltd. 1999 Nonemployee Directors Stock Option Plan, incorporated by reference to Exhibit 99.1 to Registration Statement on Form S–8 No. 333–141177.

99.2
Extension of Amended and Restated Commtouch Software Ltd. 1999 Non-Employee Directors Stock Option Plan, incorporated by reference to Exhibit 4.6 to Annual Report on Form 20-F for the year ended December 31, 2008.

99.3	Commtouch Software Ltd. Amended and Restated Israeli Share Option Plan, incorporated by reference to Exhibit 99.3 to Registration Statement on Form S–8 No. 333–141177.

99.4	Commtouch Software Ltd. 2006 U.S. Stock Option Plan, incorporated by reference to Exhibit 99.4 to Registration Statement on Form S–8 No. 333–141177.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Netanya, State of Israel, on the 7th day of June, 2011.

COMMTOUCH SOFTWARE LTD.

By:	/s/ Ron Ela
Ron Ela
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated. The undersigned officers and directors of the registrant hereby severally constitute and appoint Ido Hadari and Ron Ela, and each of them, our true and lawful attorney-in-fact to sign for us and in our names in the capacities indicated below any and all amendments or supplements, whether pre-effective or post-effective, to this registration statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of said attorneys, acting singly, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming our signatures to said amendments to this registration statement signed by our said attorneys and all else that said attorneys may lawfully do and cause to be done by virtue hereof.

Name	Title	Date

/s/ Ido Hadari	Chief Executive Officer (Principal Executive Officer)	June 7, 2011
Ido Hadari

/s/Ron Ela	Chief Financial Officer (Principal Financial Officer and	June 7, 2011
Ron Ela	Principal Accounting Officer)

/s/Lior Samuelson	Director, Chairman of the Board of Directors	June 7, 2011
Lior Samuelson

/s/Yair Bar-Touv	Director	June 7, 2011
Yair Bar-Touv

/s/Hila Karah	Director	June 7, 2011
Hila Karah

/s/Amir Lev	Director	June 7, 2011
Amir Lev

/s/Aviv Raiz	Director	June 7, 2011
Aviv Raiz

Name	Title	Date

/s/Yair Shamir	Director	June 7, 2011
Yair Shamir

/s/Lloyd E. Shefsky	Director	June 7, 2011
Lloyd E. Shefsky

Commtouch Inc.

By:	/s/ Ron Ela	Authorized Representative in the United States	June 7, 2011
Name:	Ron Ela
Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Amended and Restated Articles of Association of the Registrant, incorporated by reference to Exhibit 1.2 to Annual Report on Form 20-F for the year ended December 31, 2007.

5.1	Opinion of Naschitz, Brandes & Co.

23.1	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global.

23.2	Consent of Naschitz, Brandes & Co. (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature page to this registration statement).

99.1	Amended and Restated Commtouch Software Ltd. 1999 Nonemployee Directors Stock Option Plan, incorporated by reference to Exhibit 99.1 to Registration Statement on Form S–8 No. 333–141177.

99.2
Extension of Amended and Restated Commtouch Software Ltd. 1999 Non-Employee Directors Stock Option Plan, incorporated by reference to Exhibit 4.6 to Annual Report on Form 20-F for the year ended December 31, 2008.

99.3	Commtouch Software Ltd. Amended and Restated Israeli Share Option Plan, incorporated by reference to Exhibit 99.3 to Registration Statement on Form S–8 No. 333–141177.

99.4	Commtouch Software Ltd. 2006 U.S. Stock Option Plan, incorporated by reference to Exhibit 99.4 to Registration Statement on Form S–8 No. 333–141177.